DeMello & Company                   Suite 650 - 999 West Broadway
                              CGA        Vancouver, B.C.  V5Z 1K5
R.F. DeMello Inc.                            Tel:  (604) 730-4866
                                             Fax:  (604) 730-4840
                   CERTIFIED GENERAL ACCOUNTANT


CONSENT OF INDEPENDENT ACCOUNTANTS

I hereby consent to the inclusion of my audit report dated April 6, 1999, on the financial statements of Braden Technologies, Inc. for the period ended March 15, 1999 in the Company's Form 10 - SB. I also consent to the application of such report to the financial information in the Form 10 - SB, when such financial information is read in conjunction with the financial statements referred to in my report.


Vancouver, B.C

                                  /S/ DeMello & Co.
April 6,1999                      Certified General Accountant